UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report :    May 7, 2004

WESCORP ENERGY INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8711-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 780-482-4200

Not Applicable
(Former address, if changed since last report)

ITEM 5. OTHER EVENTS

1.         Completion of Private Placement of Units

On April 16, 2004, Wescorp Energy Inc. (“Wescorp” or the “Company”) completed the private placement of 565,000 units at the price of $0.50 per unit for total proceeds of $282,500. Each unit consists of one share of common stock and one-half of one share purchase warrant. Each whole warrant is exercisable to purchase one additional common share at a price of $1.00 until the close of business on April 16, 2005. The shares and warrants were issued to non-U.S. persons resident outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. Wescorp intends to use the proceeds of the private placement to fund operations of Flowstar Technologies Inc. “Flowstar”) and for general working capital.

David Jones introduced investors to the Company who subscribed for units in the above-described private placement. In consideration of such services, the Company has issued to Mr. Jones 230,000 shares of common stock at a deemed price of $0.50 per share.

2.         Issuance of Finder’s Fee Shares

William B. Cooper and Jack Huber (collectively, the “Finders”) introduced to Wescorp the potential acquisition of 1,000,000 shares of Synenco Energy Inc. (“Synenco”) and 51% of the outstanding shares of Flowstar and Flowray Inc. (“Flowray”). Wescorp had agreed to issue to each of the Finders 500,000 shares of common stock in consideration of the introductions to the acquisitions on the original terms and conditions thereof. The Finders further assisted the Company in completing the acquisition of 100%, rather than only 51%, of the outstanding shares of the Flowstar and Flowray, and in securing agreements to purchase all the outstanding shares of Vasjar Trading Ltd., a company related to Flowstar and Flowray In consideration thereof, the Company agreed to issue additional shares to the Finders as a bonus. On April 23, 2004, the Company issued to each the Finders or their corporations 750,000 shares of common stock, for a total of 1,500,000 shares in consideration of the services of the Finders.

3.         Issuance of Shares to PGN

On June 9, 2003 the Company signed an option agreement allowing the Company to purchase 1,000,000 previously issued common shares of Synenco Energy Inc. ("Synenco") from PGN Holdings Inc. (“PGN”), a shareholder of Synenco. Synenco and its business are more fully described in the Company’s Form 10-KSB filed with the Securities and Exchange Commission on April 13, 2004 for the year ended December 31, 2003. To date the Company has paid $350,463 (CAD$479,000) to PGN, which has been recorded as an investment. On April 23, 2004, the Company set aside 600,000 shares of common stock for delivery to PGN as partial consideration of the proposed acquisition. On May 6, 2004, the Company delivered these shares to PGN’s legal counsel on his undertaking not to release the Wescorp shares until 170,000 Synenco shares have been transferred to Wescorp. The number of Synenco shares to be transferred to Wescorp corresponds to the amount of cash paid and shares issued by Wescorp in proportion to the total purchase price for the 1,000,000 Synenco shares. The option expired on March 31, 2004, but the parties are negotiating an extension of the term of exercise of the option and the terms and conditions of purchase of additional shares of Synenco.

4. Issuance of Shares to Vasjar Shareholders

On April 29, 2004, the Company issued and delivered to each of the shareholders of Vasjar 1,200,000 restricted shares of common stock, for a total of 2,400,000 shares, as a proposed settlement of the initial share delivery provisions for the Vasjar acquisition, which provisions were described in our Form 10-KSB for the year ended December 31, 2003. The shares were issued under Regulation S. The shares have not been accepted for that purpose and no settlement of the share delivery provisions of the Vasjar acquisition has been effected, nor have the shares of Vasjar, which were to be transferred and delivered upon delivery of the Wescorp shares, been delivered to Wescorp. Resolution of this issue is as yet undetermined. Please see Section 2 above for certain fees which were paid by the issuance of shares for services associated with securing this transaction and the acquisitions of Flowstar and Flowray.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

/s/ John Anderson
(Signature)

Date May 7, 2004	John Anderson, President & CEO
(Print name and title of signing officer)